  Exhibit 10.12

UNCONDITIONAL GUARANTY AGREEMENT

THIS UNCONDITIONAL GUARANTY AGREEMENT (the "Guaranty") is made as of the 8th day of February, 2017, by NEXTGEN PRO, LLC, a Delaware limited liability company (the "Guarantor") to and for the benefit of NEXTGEN DELAER SOLUTIONS, LLC, a Delaware limited liability company (the "Lender").

R E C I T A L S

A.           Pursuant to the Asset Purchase Agreement executed on January 8, 2017 by and among the Lender, Smart Server, Inc. (“Borrower”), Halcyon Consulting, LLC (“Halcyon”) and certain other parties signatory thereto, the Lender agreed to sell and the Borrower agreed to purchase substantially all of the assets of the Lender (the “Asset Purchase Agreement”).

B.           One Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three Dollars ($1,333,333.00) of the purchase price under the Asset Purchase Agreement is to be paid pursuant to the terms and conditions set forth in the Subordinated Secured Confessed Judgment Promissory Note of even date herewith executed by Borrower in favor of the Lender (the "Note").

C.           On the date hereof, Borrower assigned its rights, but not obligations, under the Asset Purchase Agreement to the Guarantor.

D.           As a condition precedent to the Lender’s agreement to close under the Asset Purchase Agreement, the Guarantor has agreed to execute and deliver this Guaranty pursuant to which the Guarantor will guarantee to the Lender (the "Beneficiary") the full payment and performance of all of the Borrower's obligations under the Note.

NOW, THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor agrees as follows:

1.           Guaranty. The Guarantor unconditionally guarantees to the Beneficiary and its respective successors and assigns, the full and prompt payment to the Beneficiary when due of all amounts of every kind due to the Beneficiary from the Borrower pursuant to the Note, and the full and prompt performance of all of the Borrower's obligations to the Beneficiary under the Note. The Guarantor unconditionally guarantees that all sums due and owing under the Note shall be paid when and as due, whether by reason of installments, acceleration or otherwise, time being of the essence.

2.           Nature of the Guaranty. This is a guaranty of payment and not of collection and the obligations of the Guarantor hereunder shall be direct, immediate and primary. This Guaranty shall in all respects be a continuing absolute and unconditional guarantee irrespective of the genuineness, validity or enforceability of the Note or any part thereof, or by the existence, enforceability, perfection or extent of any collateral therefor.

3.           Beneficiaries Need Not Pursue Rights Against Borrower, Any Guarantor, or Collateral. The Guarantor authorizes the Beneficiary without notice, demand or any reservation of rights against the Guarantor and without affecting the Guarantor's obligations hereunder, from time to time, to resort to the Guarantor for payment of the amounts due and performance of the obligations under the Note or any part thereof, whether or not the Beneficiary shall have resorted to any collateral securing the Note or any part thereof or shall have proceeded against any other person principally or secondarily obligated with respect to the Note or any part thereof.

4.           Accuracy of Representations. The Guarantor warrants that all of the representations made by the Guarantor in connection with the Note and the transactions contemplated thereby are true and correct and not knowingly misleading and the Guarantor agrees to indemnify the Beneficiary from any loss or expense as a result of any representation or statement of the Guarantor or the Borrower being false, incorrect, or knowingly misleading

5.           Representations of the Guarantor. To induce the Beneficiary to accept this Guaranty for the purposes for which it is given, the Guarantor represents and warrants to the Beneficiary as follows:

A.           Organization. Guarantor is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. Guarantor is duly qualified or authorized to do business as a foreign company and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except to the extent the failure to do so would not reasonably be expected to result in a material adverse effect on Guarantor.
B.           Non-Existence of Defaults, etc. The Guarantor is not in material default with respect to any of its existing indebtedness, and the making and performance of this Guaranty will not immediately, or with the passage of time, the giving of notice, or both, constitute a default under any existing indebtedness of Guarantor.

C.           Violation of Laws. In the conduct of its businesses and affairs, the Guarantor is not in violation of any applicable federal, state or local laws, the violation of which would cause a material adverse effect on the Guarantor.

D.           Capacity. The execution, delivery and performance of this Guaranty has been duly authorized by all necessary action by or on behalf of Guarantor. The Guarantor has the legal capacity to execute and deliver this Guaranty as a valid obligation, which is binding and enforceable in accordance with the terms hereof.

E.           No Insolvency. There is no pending or threatened bankruptcy or insolvency proceeding by or against the Guarantor.

6.           Security. As security for the prompt payment and complete performance by Guarantor of its obligations under this Guaranty, Guarantor has executed and delivered to the Lender on the date hereof the Security Agreement (hereinafter defined in Section 9).
7.           Rights of Beneficiary to Deal With Borrower, Guarantor, and Collateral. The Beneficiary may, without compromising, impairing, diminishing, or in any way releasing the Guarantor from the Guarantor's obligations hereunder and without notifying or obtaining the prior approval of the Guarantor at any time or from time to time: (a) waive or excuse a default or defaults by the Borrower or any person who has guaranteed in whole or in part any of the Borrower's obligations under the Note, or a delay in the exercise by the Beneficiary of any or all of the Beneficiary's rights or remedies with respect to such default or defaults; (b) grant extensions of time for payment or performance by the Borrower or any person who has guaranteed in whole or in part any of the Borrower's obligations under the Note; (c) release, substitute, exchange, surrender, or add collateral of the Borrower or any person who has guaranteed in whole or in part any of the Borrower's obligations under the Note, or waive, release or subordinate, in whole or in part, any lien or security interest held by the Beneficiary on any real or personal property securing payment or performance, in whole or in part, of the Borrower's obligations under the Note; (d) release the Borrower or any person who has guaranteed in whole or in part, any of the Borrower's obligations under the Note; (e) apply payments made by the Borrower, or by any person who has guaranteed in whole or in part, any of the Borrower's obligations under the Note, to any sums owed by the Borrower to the Beneficiary, in any order, or manner, or to any specific account or accounts, as the Beneficiary may elect; or (f) modify, change, renew, extend, or amend, in any respect any of the provisions of the Note or this Guaranty.

8.           Waivers by the Guarantor. The Guarantor waives: (a) any and all notices whatsoever with respect to this Guaranty or with respect to any of the Borrower's obligations under the Note, including, but not limited to, notice of: (i) the Beneficiary's acceptance hereof or the Beneficiary's intention to act, or the Beneficiary's action, in reliance hereon; (ii) the present existence or future occurrence of an event of default of any of the Borrower's obligations under the Note or any terms or amounts thereof of any change therein; (iii) any default by the Borrower or any surety, pledgor, grantor of security, guarantor or other person who has guaranteed or secured in whole or in part the Borrower's obligations under the Note; and (iv) the obtaining or release of any guaranty or surety agreement (in addition to this Guaranty), pledge, assignment, or other security for any of the Borrower's obligations under the Note; and (b) (i) presentment, protest and demand for payment of any sum due from the Borrower under the Note or any person who has guaranteed in whole or in part any of the Borrower's obligations under the Note, including the Guarantor; (ii) notice of default by the Borrower or any person who has guaranteed in whole or in part any of the Borrower's obligations under the Note, including the Guarantor; (iii) demand for performance by the Borrower or any person who has guaranteed in whole or in part any of the Borrower's obligations under the Note.

9.           Events Authorizing Acceleration of Guaranty. In the event any of the following occur with respect to the Guarantor or, with respect to the Borrower (an "Event of Default"), the Beneficiary may, in the Beneficiary's sole and absolute discretion, accelerate and call due as to the Guarantor all sums due from the Borrower: (a) Guarantor shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against Guarantor under the Bankruptcy Code, and the petition is not controverted within 30 days, or is not dismissed within 90 days, after commencement of the case; or a trustee or custodian is appointed for, or takes charge of, all or substantially all of the property of Guarantor, or Guarantor commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Guarantor, or there is commenced against Guarantor any such proceeding which remains undismissed for a period of 90 days, or Guarantor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Guarantor makes a general assignment for the benefit of creditors; (b) any "Default" as defined under the Note or under the Security Agreement between the Guarantor and the Lender, dated the date hereof, attached hereto as Exhibit A and incorporated herein by reference (the “Security Agreement”), or (c) a default by the Guarantor in payment or in performance of any of its obligations under this Guaranty.

10.        Confession of Judgment. UPON A DEFAULT OF THIS GUARANTY, THE GUARANTOR AUTHORIZES ANY ATTORNEY ADMITTED TO PRACTICE BEFORE ANY COURT OF RECORD IN THE UNITED STATES, INCLUDING GLENN D. SOLOMON, AS GUARANTOR’S TRUE AND LAWFUL ATTORNEY-IN-FACT, WITH FULL POWER AND AUTHORITY FOR GUARANTOR, IN GUARANTOR’S NAME, PLACE AND STEAD, ON GUARANTOR’S BEHALF, TO WAIVE THE ISSUANCE AND SERVICE OF PROCESS AND CONFESS JUDGMENT AGAINST GUARANTOR, IN THE FULL AMOUNT THEN DUE UNDER THIS GUARANTY, INCLUDING ANY EXPENSES OF COLLECTION, PLUS REASONABLE ATTORNEYS’ FEES. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST GUARANTOR SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO; SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS THE BENEFICIARY SHALL DEEM NECESSARY OR ADVISABLE UNTIL ALL SUMS DUE UNDER THE GUARANTY HAVE BEEN PAID IN FULL.

11.        Collection Expenses. All reasonable and documented out-of-pocket costs and expenses (including reasonable attorney fees and expenses) of the prevailing party in any action to enforce any rights under this Guaranty, shall be borne and paid by the non-prevailing party.

12.       Subordination of Certain Indebtedness. If the Guarantor shall advance any sums to Borrower or its successors or assigns or if the Borrower or its successors or assigns shall hereafter become indebted to the Guarantor, such sums and indebtedness shall be subordinate in all respects to the amounts then or thereafter due and owing to the Beneficiary. Nothing herein contained shall be construed to give the Guarantor any right of subrogation in and to any obligations of the Borrower to the Beneficiary, or in any of the collateral therefor, or all or any part of the Beneficiary's interest therein.

13.        Invalidity of Any Part. If any provision or part of any provision of this Guaranty shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions or the remaining part of any effective provisions of this Guaranty and this Guaranty shall be construed as if such invalid, illegal, or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

14.        Subrogation Rights. The Guarantor waives and releases the Beneficiary from any damages which the Guarantor may incur as a result of any impairing, diminishing, or destroying of any of the Guarantor's rights of subrogation, unless such impairing, diminishing or destroying is willful or grossly negligent. To the extent that the Guarantor satisfies or discharges any of the Borrower's obligations to the Beneficiary, the Beneficiary does hereby assign, transfer and convey unto the Guarantor any and all rights, interests, actions or causes of action, claims and remedies of the Beneficiary, provided, that, any and all such rights of the Guarantor shall be subordinate to the rights and interests of the Beneficiary hereunder.

15.        Notices. Any notice or consent required or permitted by this Guaranty (but without implying any obligation to give a notice or obtain a consent) shall be in writing and shall be made by hand delivery, by overnight mail by nationally recognized courier, by wire or by certified mail, return receipt requested, postage prepaid, addressed to the Beneficiary or the Guarantor at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by either party, and shall be considered given as of the date of hand delivery or wire, one day after being sent by overnight mail or as of two (2) business days after the date of mailing, as the case may be:

If to the Beneficiary:

NextGen Dealer Solutions, LLC
1431 Greenway Drive
Suite 775
Irving, TX 75038
Attention: Kartik Kakarala

With a copy (which shall not constitute notice) to:

Glenn D. Solomon, Esquire
Offit Kurman, P.A.
8171 Maple Lawn Boulevard
Suite 200
Maple Lawn, MD 20759

If to the Guarantor:

NextGen Pro, LLC
4521 Sharon Road
Suite 370
Charlotte, NC 28211
Attn: Steven Berrard

With a copy (which shall not constitute notice) to:
Akerman LLP
Three Brickell City Centre
98 SE 7th Street
Miami, FL 33131
Attn: Scott A. Wasserman

16.           Effective Date. The guaranty of the Guarantor as herein set forth shall be effective as of the date of this Guaranty, independent of the date of execution or delivery thereof.

17.           Duration. This Guaranty shall be a continuing one and shall be binding upon the Guarantor regardless of how long before or after the date of this Guaranty any of the Borrower's obligations to the Beneficiary were or are incurred by the Borrower. The guaranty under this Guaranty shall be terminated upon the repayment and performance in full of all of the Borrower's obligations under the Note.

18.           Binding Nature. This Guaranty shall inure to the benefit of and be enforceable by the Beneficiary and the Beneficiary's successors and assigns and any other person to whom the Beneficiary may grant an interest in the Borrower's obligations to the Beneficiary, and shall be binding upon and enforceable against the Guarantor's heirs, personal representatives, and assigns.

19.           Assignability. This Guaranty may be assigned by the Beneficiary at any time or from time to time. This Guaranty may not be assigned by the Guarantor.

20.           Choice of Law; Consent to Jurisdiction. This Guaranty shall be construed, interpreted, and enforced under the laws of the State of Maryland.

21.           Tense, Gender, Defined Terms, Captions. As used herein, the plural shall refer to and include the singular, and the singular the plural, and the use of any gender shall include and refer to any other gender. All captions are for the purpose of convenience only.

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty under seal as of the date first written above, with the specific intention that this Guaranty constitutes an instrument under seal.

WITNESS: ________________________________	GUARANTOR NEXTGEN PRO, LLC By: /s/ Marshall Chesrown (SEAL)